UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

Aligos Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39617	82-4724808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Dr., 2nd Floor
South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 466-6059

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALGS	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2026, Aligos Therapeutics, Inc. (the “Company”) entered into the First Amendment to Lease (the “First Amendment”) with Britannia Biotech Gateway Limited Partnership (the “Landlord”), to amend the Lease, dated as of June 21, 2018, by and between the Landlord and the Company (as amended, the “Lease”), relating to office space located at One Corporate Drive, 2nd Floor, South San Francisco, CA 94080, which serves as the Company’s headquarters. The First Amendment extends the term of the Lease from March 31, 2027 to March 31, 2034. The First Amendment provides that the base monthly rent, per rentable square foot of the leased space, will be $4.650 from April 1, 2027 to March 31, 2028, $4.813 from April 1, 2028 to March 31, 2029, $4.981 from April 1, 2029 to March 31, 2030, $5.156 from April 1, 2030 to March 31, 2031, $5.336 from April 1, 2031 to March 31, 2032, $5.523 from April 1, 2032 to March 31, 2033, and $5.716 from April 1, 2033 to March 31, 2034, and that the Company will be obligated to pay a specified percentage of certain expenses paid by the Landlord. The Company will also be granted a rent abatement for ten months from April 1, 2027 to January 31, 2028, provided there is no material default under the Lease.

The First Amendment also grants the Company (a) a one-time option to terminate the Lease as of March 31, 2031 upon written notice delivered on or before March 31, 2030 and payment on or before the termination date of $2,476,429.22 in termination consideration and (b) the right to terminate the Lease without payment of any penalty or termination fee upon not less than 30 days’ prior written notice if the Company and the Landlord or an affiliate of the Landlord fully execute and deliver a new lease for other space in the Project (as defined therein) or in a project owned by the Landlord or an affiliate of the Landlord, with a term extending beyond the then-latest expiration date of the Lease and covering no less than 60,000 rentable square feet.

The First Amendment revises the existing extension option under the Lease from one (1) eight (8) year option to one (1) seven (7) year option, exercisable upon written notice, for the seven year period immediately following the expiration of the extended term.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGOS THERAPEUTICS, INC.

Date: September 15, 2026	By:	/s/ Lesley Ann Calhoun
	Name:	Lesley Ann Calhoun
	Title:	Executive Vice President, Chief Operating
Officer & Chief Financial Officer